SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: May 14, 2004

Commission File Number	Exact Name of Registrant as specified in its charter	State or other Jurisdiction of Incorporation	IRS Employer Identification Number
_____________	_____________	_____________	_____________
1-12609 1-2348	PG&E Corporation Pacific Gas and Electric Company	California California	94-3234914 94-0742640

Pacific Gas and Electric Company 77 Beale Street, P. O. Box 770000 San Francisco, California 94177		PG&E Corporation One Market, Spear Tower, Suite 2400 San Francisco, California 94105

(Address of principal executive offices) (Zip Code)

Pacific Gas and Electric Company (415) 973-7000		PG&E Corporation (415) 267-7000

(Registrant's telephone number, including area code)

Item 5.  Other Events and Regulation FD Disclosure

A.  Pacific Gas and Electric Company’s 2003 General Rate Case

          On May 13, 2004, an alternate proposed decision was issued in Pacific Gas and Electric Company’s (Utility) 2003 general rate case (GRC) pending at the California Public Utilities Commission (CPUC).  The 2003 GRC determines the amount of authorized base revenues the Utility can collect from customers to recover its basic business and operational costs for electricity and natural gas distribution operations and for electricity generation operations for 2003 and succeeding years.  Like the proposed decision issued on April 6, 2004 by the assigned administrative law judge, the alternate decision would approve the July 2003 and September 2003 settlement agreements reached among the Utility and various consumer groups to set the Utility’s 2003 revenue requirements for its electricity generation and electricity and natural gas distribution operations, including an attrition adjustment in 2004, 2005 and 2006 based on changes in the Consumer Price Index (CPI).  However, unlike the proposed decision, the alternate decision would approve the terms of the settlement agreements that provide for a minimum attrition adjustment amount in each year.  The proposed decision recommends that the provision for a minimum attrition adjustment amount be deleted.

The minimum attrition adjustments proposed by the settlement agreements for electricity and natural gas distribution revenue requirements for 2004, 2005 and 2006 are 2.00 percent, 2.25 percent and 3.00 percent, respectively.  The minimum attrition adjustments proposed by the settlement agreements for electricity generation revenue requirements for 2004, 2005 and 2006 are 1.50 percent, 1.50 percent and 2.50 percent, respectively.  If the proposed decision were adopted, the aggregate attrition adjustment for 2004 would be approximately $61 million, approximately $21 million less than it would be if the alternate decision were adopted (excluding the $32 million allowance for a second refueling outage in 2004).  If the actual changes in the CPI for 2005 and 2006 are less than the proposed minimum attrition adjustment amounts for those years, the actual attrition adjustment amounts in 2005 and 2006 would be less under the proposed decision than the amounts would have been under the alternate decision.

          Like the proposed decision, the alternate decision would reject the Utility’s request for approximately $75 million in additional revenue requirements to fund a pension contribution.

          Like the proposed decision, the base revenues authorized by the decision would be effective as of January 1, 2003.  Comments on the alternate decision are due on May 20, 2004 and reply comments are due on May 25, 2004.  The CPUC may consider the proposed decision and the alternate decision at its meeting on May 27, 2004.

PG&E Corporation and the Utility are unable to predict whether the CPUC will adopt the proposed decision or the alternate decision.  If the CPUC does not approve the settlement agreements, the Utility’s ability to earn its authorized rate of return for the years until the next GRC would be adversely affected.
SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized.

PG&E CORPORATION
CHRISTOPHER P. JOHNS

Christopher P. Johns Senior Vice President and Controller

PACIFIC GAS AND ELECTRIC COMPANY
DINYAR B. MISTRY

Dinyar B. Mistry Vice President and Controller

Dated: May 14, 2004